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                                                                   EXHIBIT 10.14

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

     THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, dated as of September ___, 1997, is by and between Whole Foods Market, Inc., a Texas corporation ("WFM"), and Jeffrey S. Williams ("Team Member").

                              W I T N E S S E T H:

     WHEREAS, Team Member has served as the chief financial officer of Amrion, Inc., a Colorado corporation ("Amrion"); and

     WHEREAS, WFM and Amrion are parties to an Agreement and Plan of Merger, dated as of June 9, 1997 (the "Merger Agreement"), pursuant to which Amrion will become a wholly-owned subsidiary of WFM; and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Merger Agreement; and

     WHEREAS, Team Member and WFM desire to set forth the terms upon which Team Member will join the employ of WFM;

     NOW, THEREFORE, in consideration of the foregoing recital and of the mutual covenants set forth below, the parties hereto agree as follows:

     1.  Employment.  Team Member agrees to enter into the employment of WFM,
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and WFM agrees to employ Team Member, on the terms and conditions set forth below. Team Member agrees during the term of his employment to devote his business time (at least 40 hours per week) and his best efforts, skills and abilities exclusively to the performance of his duties as stated in this Agreement and to the furtherance of WFM's business. Team Member's duties shall be to serve as chief financial officer of Amrion and to carry out the duties customarily associated with such office, as may be described by the Board of Directors of WFM. Team Member shall use his best efforts to preserve the business of WFM, its subsidiaries and affiliates, and the goodwill of all employees, customers, suppliers and other persons having business relations with WFM, its subsidiaries and affiliates.

     2.  Compensation and Benefits.  WFM shall pay to Team Member as a base
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salary the sum of $120,000 per year during the term of this Agreement, payable in accordance with WFM's normal payroll procedures, subject to all appropriate withholdings. Increases to such base salary shall be determined on an annual basis. Team Member shall also be entitled to receive a bonus determined in accordance with Amrion's historically applied calculations and parameters, subject to the allowed "salary cap" amount under the WFM compensation plan. Team Member shall be
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entitled to participate in employee benefit programs of WFM in the same manner as similarly situated executives of WFM and its subsidiaries. At the discretion of Amrion's Chief Executive Officer, additional paid time off may be granted to Team Members in the first year following the date of this Agreement.

     3.  Stock Options.  At the time of each WFM annual stakeholders' meeting
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during the term of this Agreement (commencing with the 1998 stakeholders'
meeting tentatively scheduled for March 1998), Team Member shall receive a stock option grant of such number of shares of WFM common stock as is comparable to that granted to similarly situated team members of other subsidiaries of WFM.

     4.  Employment Term; Severance.  The term of Team Member's employment under
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this Agreement shall begin on the date of this Agreement and shall continue until the earliest of (a) the date WFM terminates such employment for "just cause" upon three days' written notice to Team Member, (b) the death or disability of Team Member, or (c) the third anniversary date of this Agreement. For purposes of this Agreement, "just cause" for termination shall mean (i) the performance of duties in a manner which constitutes gross negligence or willful misconduct by the Team Member or (ii) the commission by Team Member of any act which materially and adversely affects WFM's business reputation.

     It is contemplated that Team Member shall remain located in the metropolitan area in which he resides on the date hereof; provided, however, Team Member may from time to time be required to do such travelling as the Board of Directors of WFM may reasonably request. If WFM should require Team Member to relocate more than 30 miles from the Boulder, Colorado metropolitan area, Team Member may terminate his employment and such termination shall be deemed to be a termination by WFM without "just cause," as defined in this Section 4.

     5.  Nondisclosure Agreement.  Team Member, during the term of employment
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under this Agreement, shall have continuing access to various trade secrets and proprietary and confidential information consisting of, but not limited to, non-public financial information, processes, computer programs, compilations of non-public business information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Trade Secrets"), which are owned by Amrion. Team Member acknowledges and agrees that the Trade Secrets are valuable, special and unique assets of Amrion, the disclosure of which could cause substantial injury and loss of profits and goodwill to WFM. Team Member shall not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment under this Agreement. All files, records, documents, information, data


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and similar items relating to the business of Amrion, whether prepared by Team
Member or otherwise coming into his possession, shall remain the exclusive property of Amrion and shall not be removed from the premises of Amrion under any circumstances without the prior written consent of the Board of Directors of WFM (except in the ordinary course of business during Team Member's period of active employment under this Agreement), and in any event shall be promptly delivered to Amrion upon termination of this Agreement.

     6.  Noncompetition Agreement.  Team Member acknowledges and agrees that the
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experience he will gain while employed and the information he will acquire regarding the Trade Secrets will enable him to injure Amrion if he should compete with Amrion in a business that is competitive with the business conducted or to be conducted by Amrion. For these reasons, Team Member hereby agrees that, except as required hereunder or permitted by WFM, Team Member shall not, during the "Restricted Period" (as defined herein), directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any "Restricted Business" (as defined herein) or (ii) accept employment with or render services to a competitor of Amrion as a director, officer, agent, employee or consultant. As used herein, the "Restricted Period" shall mean the greater of (i) the period of Team Member's employment with WFM and continuing three years after such employment terminates or (ii) four years from the date hereof; and the "Restricted Business" shall mean the development, production or marketing of high quality nutriceuticals, nutritional supplements, herbs, herbal formulas, vitamins, minerals and homeopathic medicines. As separate and independent consideration for Team Member's agreement to the provisions of this Section 6, WFM shall pay (provided that Team Member is not in default in the compliance with Sections 5, 6 and 7 of this Agreement) to Team Member the sum of $50,000 on the first anniversary date of this Agreement and the sum of $50,000 on each of the second and third anniversary dates of this Agreement.

     7.  Nonemployment Agreement.  For a period of three years after the
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termination or cessation of his employment with WFM for any reason whatsoever,
Team Member shall not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire or solicit or in any manner attempt to influence or induce any employee of WFM or its affiliates to leave the employment of WFM or its affiliates, nor shall he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of WFM concerning the names and addresses of WFM's employees.

     8.  Severability.  The parties hereto intend all provisions of Sections 5,
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6 and 7 hereof to be enforced to the fullest extent permitted by law.
Accordingly, should

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a court of competent jurisdiction determine that the scope of any provision of
Sections 5, 6 or 7 hereof is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Team Member agrees that the noncompetition agreements, nondisclosure agreements and nonemployment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and shall be severable from the other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of Team Member against WFM or Amrion, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by WFM of the covenants and agreements of Team Member contained in the noncompetition, nondisclosure or nonemployment agreements. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     9.  Notices.  Any notices, consents, demands, requests, approvals and other
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communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail (registered or certified) or by a recognized "next-day delivery service" to (i) in the case of WFM, the address set forth in the Merger Agreement, and (ii) in the case of Team Member, the address set forth in the employment records of WFM. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

     10.  Entire Agreement.  This Agreement supersedes any and all other
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agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

     11.  Modification.  No change or modification of this Agreement shall be
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valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

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     12.  Governing Law; Arbitration.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of Texas.  Any controversy or dispute among the parties arising in connection with this Agreement shall be submitted to a panel of three arbitrators and finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Each of the disputing parties shall appoint one arbitrator, and these two arbitrators shall independently select a third arbitrator.
Arbitration shall take place in Austin, Texas or such other location as the arbitrators may select. The prevailing party in such arbitration shall be entitled to the award of all costs and attorneys' fees in connection with such action. Any award for monetary damages resulting from nonpayment of sums due hereunder shall bear interest from the date on which such sums were originally due and payable. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

     13.  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall constitute an original, but all of which shall constitute one document.

     14.  Costs.  If any action at law or in equity is necessary to enforce or
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interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     15.  Assignment.  WFM shall have the right to assign this Agreement to its
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successors or assigns.  The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of WFM's assets or all of its stock, or with which WFM merges or consolidates. The rights, duties and benefits to Team Member hereunder are personal to him, and no such right or benefit may be assigned by him; provided, however, that if Team Member dies prior to the expiration of the term of employment, any monies that may be due him from WFM under this Agreement as of the date of his death shall be paid to his estate.

     16.  Binding Effect.  This Agreement shall be binding upon the parties
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hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.


                         [signatures on following page]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          ------------------------------------
                                          Jeffrey S. Williams

                                          WHOLE FOODS MARKET, INC.


                                          By:
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